As filed with the Securities and Exchange Commission on June 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MACERICH COMPANY

(Exact name of registrant as specified in its charter)

Maryland	95-4448705
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(Address of principal executive offices, including zip code)

THE MACERICH COMPANY EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Thomas E. O’Hern

Chief Executive Officer

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(310) 394-6000

(Name and address of agent for service; telephone number, including area code, of agent for service)

Copies to:

Ettore A. Santucci, Esq.

David H. Roberts, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Tel: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	500,000	$15.91	$7,955,000	$867.89

(1)

This Registration Statement relates to 500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of The Macerich Company (the “Company”) available for issuance under The Macerich Company Employee Stock Purchase Plan (as amended and restated, the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock split, stock dividend, recapitalization or similar transactions.

(2)

The Company previously filed a Registration Statement on Form S-8 (File No. 333-108193) on August 25, 2003 registering the issuance of 791,117 (as adjusted due to stock dividend pursuant to Rule 416(a) under the Securities Act) shares of Common Stock under the Plan. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Company registers the issuance of the 500,000 additional shares of Common Stock approved for issuance under the Plan at the Company’s Annual Meeting of Stockholders held on May 28, 2021.

(3)

Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and the low sales prices of shares of the Company’s Common Stock as reported on the New York Stock Exchange on May 27, 2021.

EXPLANATORY NOTE

The Macerich Company (the “Company”) previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on August 25, 2003 (File No. 333-108193) (the “Original Filing”) in connection with The Macerich Company Employee Stock Purchase Plan (as amended and restated, the “Plan”). This Registration Statement registers additional shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be issued pursuant to the Plan. The contents of the Original Filing, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 24, 2021;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 10, 2021;

•

the Company’s Current Reports on Form 8-K filed with the Commission on February  1, 2021, February  1, 2021, March  26, 2021 (only with respect to Item 8.01), March  26, 2021, April  19, 2021, May  17, 2021 and June 4, 2021;

•

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 13, 1998, as updated by Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on February 25, 2020, including any amendment and reports filed for the purpose of updating such descriptions; and

•

all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with SEC rules.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of the Company (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-11, as amended (No. 33-68964)) (Filed in paper – hyperlink is not required pursuant to Rule 105 of Regulation S-T)

4.2	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 30, 1995) (Filed in paper – hyperlink is not required pursuant to Rule 105 of Regulation S-T)

4.3	Articles Supplementary of the Company (with respect to the first paragraph) (incorporated by reference as an exhibit to the Company’s 1998 Form 10-K)

4.4	Articles Supplementary of the Company (Series D Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date July 26, 2002)

4.5	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-3, as amended (No. 333-88718))

4.6	Articles of Amendment of the Company, as corrected by a Certificate of Correction (Declassification of Board) (incorporated by reference as an exhibit to the Company’s 2008 Form 10-K)

4.7	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date February 5, 2009)

4.8	Articles of Amendment of the Company (Increased Authorized Shares) (incorporated by reference as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009)

4.9	Articles of Amendment of the Company (To Eliminate the Supermajority Vote Requirement to Amend the Charter and to Clarify a Reference in Article NINTH) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 30, 2014)

4.10	Articles Supplementary of the Company (Election to be Subject to Section 3-803 of the MGCL) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date March 17, 2015)

4.11	Articles Supplementary of the Company (Designation of Series E Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date March 18, 2015)

4.12	Articles Supplementary of the Company (Reclassification of Series E Preferred Stock to Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 7, 2015)

4.13	Articles Supplementary of the Company (Repeal of Election to be Subject to Section 3-803 of the MGCL) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 28, 2015)

4.14	Articles Supplementary of the Company (Opting Out of Provisions of Subtitle 8 of Title 3 of the MGCL (MUTA Provisions)) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date April 24, 2019)

4.15	Articles of Amendment of the Company (Increased Authorized Shares) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 28, 2021)

4.16	Amended and Restated Bylaws of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date April 24, 2019)

5.1*	Opinion of Venable LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Venable LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

99.1	The Macerich Company Employee Stock Purchase Plan (effective June 1, 2021) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 28, 2021)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 4th day of June, 2021.

THE MACERICH COMPANY

By:	/s/ THOMAS E. O’HERN
Thomas E. O’Hern Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of The Macerich Company, and each of us, do hereby constitute and appoint Thomas E. O’Hern, Edward C. Coppola, Scott W. Kingsmore and Ann C. Menard, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, the power and authority to sign for us and any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ THOMAS E. O’HERN	Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2021
Thomas E. O’Hern

/s/ EDWARD C. COPPOLA	President and Director	June 4, 2021
Edward C. Coppola

Director
Peggy Alford

/s/ JOHN H. ALSCHULER	Director	June 4, 2021
John H. Alschuler

/s/ ERIC K. BRANDT	Director	June 4, 2021
Eric K. Brandt

/s/ STEPHEN R. HASH	Chairman of Board of Directors	June 4, 2021
Stephen R. Hash

/s/ DANIEL J. HIRSCH	Director	June 4, 2021
Daniel J. Hirsch

/s/ DIANA M. LAING	Director	June 4, 2021
Diana M. Laing

/s/ STEVEN L. SOBOROFF	Director	June 4, 2021
Steven L. Soboroff

/s/ ANDREA M. STEPHEN	Director	June 4, 2021
Andrea M. Stephen

/s/ SCOTT W. KINGSMORE	Senior Executive Vice President,	June 4, 2021
Scott W. Kingsmore	Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ CHRISTOPHER J. ZECCHINI	Senior Vice President and Chief	June 4, 2021
Christopher J. Zecchini	Accounting Officer
(Principal Accounting Officer)